UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 29, 2012

PEOPLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	01-12103	64-0709834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS		39530
(Address of Principal Executive Offices)		(Zip Code)

(228) 435-5511

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Addresss, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.01. Changes in Control of the Registrant.

Chevis C. Swetman (“Mr. Swetman”) is the Chairman, President and Chief Executive Officer (principal executive officer) of Peoples Financial Corporation (the “Company”). He has been the largest shareholder for many years, with his holdings approximating 16.00% of the Company’s outstanding shares. Mr. Swetman’s only child, Andrew Tanner Swetman (“Mr. Tanner Swetman”), has been employed by the Company’s bank subsidiary since 2005 and is currently serving as Assistant Vice President for Investments.

On November 26, 2012, Mr. Swetman gifted 481,552 shares of the Company’s stock which he had beneficially owned, to Mr. Tanner Swetman and his two grandchildren. Mr. Tanner Swetman may be deemed to control the shares of the Company’s stock that Mr. Swetman gifted to his two grandchildren. As a result of these gifts, Mr. Swetman now beneficially owns 369,649 shares, or 7.20%, of the Company’s outstanding shares, and Mr. Tanner Swetman now beneficially owns 846,660 shares, or 16.48% of the Company’s outstanding shares. As of November 26, 2012, Mr. Tanner Swetman is the Company’s largest shareholder.

The transfer of these shares by Mr. Swetman occurred solely for estate planning purposes. The positions of Mr. Swetman and Mr. Tanner Swetman with the Company and its bank subsidiary are unaffected by this event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2012

PEOPLES FINANCIAL CORPORATION

By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO